EXHIBIT 99.1

BLUE EARTH SIGNS TO ACQUIRE AN EPCM COMPANY EXPECTED TO GENERATE OVER $800 MILLION IN REVENUES

Henderson, Nevada, April 15, 2013--Blue Earth, Inc. (OTCQB: BBLU) a renewable energy and energy efficiency services company, announced today that it has signed a binding LOA to acquire an EPCM company (engineering, procurement, construction management company) and an affiliated renewal energy company (the “Acquisitions”) that specialize in the combined heat and power (“CHP”) alternative energy space. Initially, the Acquisitions are to build seven projects for a substantial New York Stock Exchange customer that are expected to generate over approximately $100 million in EPC revenues from the date of the close through December 31, 2014. Recurring revenue from power production is forecasted to contribute up to over approximately  $800 million in revenue with EBITDA’s of over approximately $200 million to Blue Earth, over a ten-year period after completion of construction.

Closing is contingent upon due diligence with the customers, project finance sources and other items customary for transactions of this type. The acquisition will be through the issuance of restricted shares of BBLU common stock subject to vesting schedules based upon the completion of milestones.

Dr. Johnny Thomas, CEO/President of BBLU notes that “Projects of this size will accelerate BBLU’s revenue growth and the transition from negative EBITDA for 2012 to positive EBITDA for 2013. We are very excited about adding additional experienced management and EPCM professionals to our BBLU team. This EPCM group specializes in development, engineering and management of CHP projects, while subcontracting much of the construction. Therefore, the new team will be complementary to our Xnergy team that also provides construction teams for CHP projects, in addition to developing and engineering projects.”

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency and renewable energy sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:

Blue Earth, Inc.

Liviakis Financial Communications, Inc.

John C. Francis

Michael Bayes

www.blueearthinc.com

www.liviakis.com

702.263.1808 Ext. 103

415.389.4670

jfrancis@blueearthinc.com

Michael@Liviakis.com

Forward Looking Statements

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